Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2022, in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-261034) and related Prospectus of Bakkt Holdings, Inc., for the registration of 231,562,828 shares of Class A common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 5, 2022